EXHIBIT 99.1

CB Financial Services, Inc. Announces Quarterly Cash Dividend

CARMICHAELS, Pa., Aug. 19, 2015 (GLOBE NEWSWIRE) -- The Board of Directors of CB Financial Services, Inc. (the "Company") (Nasdaq:CBFV), the Carmichaels-based holding company for Community Bank, today declared a quarterly cash dividend of $0.21 per outstanding share of common stock to be paid on or about September 18, 2015 to stockholders of record as of the close of business on September 8, 2015.

About CB Financial Services, Inc.

CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates 16 offices in Greene, Allegheny, Washington, Fayette, and Westmoreland Counties in southwestern Pennsylvania. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.

For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statements contained in this news release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, changes in federal and state regulation, actions by our competitors, loan delinquency rates, our ability to control costs and expenses, and other factors that may be described in the Company's periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statement except as may be required by applicable law or regulation.

CONTACT: Barron P. McCune, Jr.
         Vice Chairman, President and Chief Executive Officer
         Phone: (724) 225-2400
         Fax: (724) 225-4903